EXHIBIT 99.2


[GRAPHIC OMITTED]
BRIGHAM                                                             NEWS RELEASE
EXPLORATION COMPANY                                        FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION REPORTS SEQUENTIAL QUARTERLY GROWTH IN PRODUCTION, REVENUE AND EBITDA & PROVIDES THIRD QUARTER GUIDANCE
--------------------------------------------------------------------------------

     Austin, TX -- August 6, 2002 -- Brigham Exploration Company (NASDAQ:BEXP) today announced its financial results for the second quarter ended June 30, 2002. Highlights of Brigham's financial performance for the quarter include:

-    Production volumes increased 8% over first quarter 2002 volumes to average
     -------------------------------
     27.3  MMcfe  per  day;

-    36% sequential quarterly growth in revenue due to increased production and
     ------------------------------------------
     higher  realized natural gas and oil prices ($3.57 vs. $2.83 per Mcfe); and

-    38%  sequential  quarterly increase in EBITDA to $5.9 million in the second
     ---------------------------------------------
     quarter  2002  versus  $4.3  million  in  the  first  quarter  2002.

SECOND  QUARTER  2002  RESULTS

     Average net daily production for the second quarter 2002 was 27.3 MMcfe, compared to 25.3 MMcfe in the first quarter 2002 and 29.5 MMcfe in the second quarter last year. Production for the second quarter 2002 was 7% lower than the mid-point of the Company's second quarter guidance due to a delay in the start of production for the Burkhart #1R. Brigham estimates that the Burkhart #1R is currently producing approximately 6.6 MMcfe per day net to Brigham's revenue interest.

     Revenue from the sale of natural gas and oil was $8.8 million for the second quarter 2002 compared to $10.5 million in the second quarter of 2001. Approximately $1.1 million of the decline in the second quarter 2002 natural gas and oil sales was due to a 10% decrease in Brigham's average equivalent realized sales price for natural gas and oil and $600,000 was related to lower production volumes.

     Lease operating expenses for second quarter 2002 were $796,000 compared to $784,000 in the second quarter last year. Lower severance tax rates on certain wells, a 16% decrease in Brigham's average pre-hedge sales price and lower production resulted in a 20% decline in production taxes to $499,000 for the second quarter of 2002 compared to $622,000 in the second quarter of 2001.

     General and administrative expenses, excluding a non-cash charge for stock compensation expense, were $1.1 million for the second quarter 2002 compared to $960,000 in the second quarter 2001. Depletion expenses were $3.4 million and Brigham's depletion rate per unit increased 15% over the prior year second quarter to $1.38 per Mcfe.

     Lower interest rates on outstanding debt borrowings during the second quarter of 2002 resulted in lower interest expense of $1.6 million compared to $1.8 million in second quarter of 2001. Brigham's average effective interest rate on its total outstanding debt for the second quarter 2002 was 7.5% compared to 9.7% in the second quarter last year.

     Earnings before interest, taxes, depreciation, depletion, amortization and other non-cash charges (EBITDA) for the second quarter 2002 was $5.9 million compared to $7.2 million in the second quarter 2001. Operating cash flow, before changes in working capital, for the second quarter was $4.8 million versus $6.0 million for the second quarter 2001. Net income to common stockholders' for the second quarter of 2002 was $61,000 ($0.00 diluted earnings per share), compared to $8.3 million ($0.46 diluted earnings per share) in the second quarter last year. On a sequential quarterly basis, EBITDA increased 38%, operating cash flow improved 43% and net income to common stockholders' was $61,000 compared to a net loss of $1.3 million in the first quarter of 2002.

     Net capital expenditures for the second quarter 2002 totaled $6.4 million, and included $4.6 million in drilling, $500,000 in land and G&G activities and $1.3 million in capitalized interest, overhead expenses and other. Net capital expenditures have not been reduced by expected insurance reimbursements of approximately $2.0 million related to the loss of surface control and subsequent redrill of the Burkhart #1.

Page 9                                                              EXHIBIT 99.2

MANAGEMENT  COMMENTS

     Gene Shepherd, Chief Financial Officer stated, "We are pleased with our growth in production volumes thus far in 2002. As stated in our last conference call, we expect to achieve sequential quarterly production volume growth during the course of 2002. The visibility of this growth has been enhanced by our recent drilling success at the Providence Field. In addition, compared to the first quarter 2002, lower lease operating expenses, improved commodity prices and an improved hedge position should contribute to expansion in our revenues and cash flows, giving us additional flexibility to fund drilling expenditures in the second half of 2002."

THIRD  QUARTER  2002  GUIDANCE

     The following forecasts and estimates of Brigham's third quarter 2002 results are forward looking statements subject to the risks and uncertainties identified in the "Forward Looking Statements Disclosure" at the end of this release.

     Brigham currently expects third quarter 2002 production volumes to average between 28 and 31 MMcfe per day, 56% of which consists of natural gas. For the third quarter 2002, lease operating expenses are projected to be $0.33 per Mcfe, production taxes are projected to be 5.5% of pre-hedge oil and gas revenues, and net general and administrative expenses are projected to be $1.0 million, or $0.36 to $0.40 per Mcfe.

     Based on these production and cost estimates, assumed average NYMEX prices of $3.00 per MMBtu for natural gas and $26.00 per barrel for oil, and taking into account current hedging contracts outstanding, Brigham forecasts revenue of between $8.7 and $9.7 million and EBITDA of between $6.5 and $7.3 million for the third quarter 2002.

CONFERENCE  CALL  INFORMATION

     Brigham management will host a conference call to discuss the Company's second quarter 2002 operational and financial results with investors, analysts and other interested parties on Wednesday, August 7th, at 9:00 a.m. Central time. To participate in the call, please dial 800-360-9865 and ask for the Brigham Exploration conference call. A telephone recording of the conference call will be available to interested parties approximately two hours after the call is completed through 11:59 p.m. Central time on Wednesday, August 21st. To access the recording, domestic callers dial 800-428-6051 and international callers dial 973-709-2089. The passcode I.D. for the conference playback is 253088. In addition, a live and archived web cast of the conference call will be available over the Internet at either www.bexp3d.com or www.streetevents.com.

ABOUT  BRIGHAM  EXPLORATION

     Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD  LOOKING  STATEMENTS  DISCLOSURE

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:     John Turner, Manager - Finance & Investor Relations
             (512) 427-3300 / investor@bexp3d.com

Page 10                                                             EXHIBIT 99.2

                                     BRIGHAM EXPLORATION COMPANY
                            SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                          (in thousands, except per share data) (unaudited)

                                                  Three Months Ended June 30,       Six Months Ended June 30,
                                            ----------------------------------  ----------------------------------
                                                  2001              2002              2001              2002
                                            ----------------  ----------------  ----------------  ----------------
Revenues:
   Natural gas and oil sales                $        10,467   $         8,769   $        17,372   $        15,203
   Other revenue                                         37                17               175                27
                                            ----------------  ----------------  ----------------  ----------------
                                            $        10,504   $         8,786   $        17,547   $        15,230
Costs and expenses:
   Lease operating                                      784               796             1,490             1,667
   Production taxes                                     622               499             1,088               852
   General and administrative, includes
   non-cash charge (a)                                  957             1,718             1,774             2,682
   Depletion of natural gas and oil
   properties                                         3,182             3,394             5,659             6,531
   Depreciation and amortization                         83               101               235               204
                                                      5,628             6,508            10,246            11,936
                                            ----------------  ----------------  ----------------  ----------------
   Operating income                         $         4,876   $         2,278   $         7,301   $         3,294
                                            ----------------  ----------------  ----------------  ----------------

Interest expense, net                                (1,779)           (1,649)           (3,585)           (3,070)
Interest income                                         105                74               167                93
Other income (expense) (b)                            5,764                79             5,985              (169)
   Income (loss) before income taxes        $         8,966   $           782   $         9,868   $           148
                                            ----------------  ----------------  ----------------  ----------------
Income tax expense                                        -                 -                 -                 -
   Net income (loss)                        $         8,966   $           782   $         9,868   $           148
                                            ----------------  ----------------  ----------------  ----------------
Preferred stock dividend & accretion                    639               721             1,117             1,419
   Net income (loss) to common              $         8,327   $            61   $         8,751           ($1,271)
                                            ================  ================  ================  ================

Net income (loss) to common per share:
   Basic                                    $          0.52   $          0.00   $          0.55            ($0.08)
   Diluted                                             0.46              0.00              0.51             (0.08)

Wt. avg. common shares outstanding:
   Basic                                             15,983            16,038            15,983            16,027
   Diluted                                           18,835            17,655            19,734            16,027

(a)  Includes non-cash charge related to
     stock compensation expense of:                       -             ($596)                -             ($596)

(b)  Includes non-cash income
     (expenses) related to changes in the
     fair market value of certain hedging
     contracts of:                          $         6,807   $           635   $         7,028   $           384


Page 11                                                             EXHIBIT 99.2

                                    BRIGHAM EXPLORATION COMPANY
                          PRODUCTION, SALES PRICES AND OTHER FINANCIAL DATA
                                            (unaudited)

                                                               Three Months Ended June 30,      Six Months Ended June 30,
                                                              ------------------------------  ------------------------------
                                                                   2001            2002            2001            2002
                                                              --------------  --------------  --------------  --------------
Avg. net daily production:
   Natural gas (MMcf)                                                  20.7            16.7            19.3            15.8
   Oil (Bbls)                                                         1,453           1,778           1,147           1,749
   Equivalent natural gas (MMcfe) (6:1)                                29.5            27.3            26.2            26.3
Total net production:
   Natural gas (MMcf)                                                 1,867           1,499           3,477           2,844
   Oil (MBbls)                                                          131             160             206             315
   Equivalent natural gas (MMcfe) (6:1)                               2,652           2,460           4,716           4,733
   % Natural gas                                                         70%             61%             74%             60%
Sales prices:
   Natural gas ($/Mcf) (a)                                    $        3.78   $        3.30   $        3.43   $        2.92
   Oil ($/Bbl) (a)                                                    26.09           23.90           26.33           21.95
   Equivalent natural gas ($/Mcfe) (6:1)                               3.95            3.57            3.68            3.21
Other financial data:
   EBITDA ($000) (b)                                          $       7,203   $       5,887   $      12,319   $      10,165
   Operating cash flow before changes in working capital
($000)                                                                5,970           4,807           9,698           8,177

   (a)   Includes the effects of hedging gains (losses) of:
           Natural gas ($/Mcf)                                       ($0.77)         ($0.21)         ($2.30)  $        0.01
           Oil ($/Bbl)                                                (0.38)          (1.69)          (0.61)          (1.02)

   (b)   Net income (loss) plus interest expense, DD&A expenses, deferred income taxes and other non-cash items.

Page 12                                                             EXHIBIT 99.2


                      SUMMARY CONSOLIDATED BALANCE SHEETS
                           (in thousands) (unaudited)

                                                    December 31,  June 30,
                                                        2001        2002
                                                    -----------   --------
Assets:
   Current assets                                   $    16,968   $ 21,282
   Natural gas and oil properties, at cost, net         151,891    158,314
   Other property and equipment, at cost, net             1,331      1,344
   Other non-current assets                               3,218      3,321
                                                    -----------   --------
      Total assets                                  $   173,408   $184,261
                                                    ===========   ========

Liabilities and stockholders' equity:
   Current liabilities                              $    15,266   $ 22,935
   Notes payable                                         75,000     75,000
   Senior subordinated notes                             16,721     21,218
   Other non-current liabilities                            206        367
                                                    -----------   --------
      Total liabilities                             $   107,193   $119,520

   Redeemable preferred stock                            16,614     18,033
   Stockholders' equity                                  49,601     46,708
                                                    -----------   --------
      Total liabilities and stockholders' equity    $   173,408   $184,261
                                                    ===========   ========

                                                 BRIGHAM EXPLORATION COMPANY
                                        SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands) (unaudited)

                                                                 Three Months Ended June 30,     Six Months Ended June 30,
                                                               ------------------------------  ------------------------------
                                                                    2001            2002            2001            2002
                                                               --------------  --------------  --------------  --------------
Cash flows from operating activities:
   Net income (loss)                                           $       8,966   $         782   $       9,868   $         148
   Depletion, depreciation and amortization                            3,265           3,495           5,894           6,735
   Interest paid through issuance of add'l senior sub. notes             203             270             278             497
   Amortization of deferred loan fees                                    343             299             686             585
   Stock option compensation expense                                       -             596               -             596
   Market value adjustment for derivatives instruments                (6,807)           (635)         (7,028)           (384)
                                                               --------------  --------------  --------------  --------------
      Operating cash flow                                      $       5,970   $       4,807   $       9,698   $       8,177
   Changes in working capital and other items                           (703)          1,218          (3,179)          1,879
                                                               --------------  --------------  --------------  --------------
      Cash flows provided (used) by operating activities       $       5,267   $       6,025   $       6,519   $      10,056

Cash flows (used) provided by investing activities                    (9,045)         (8,193)        (17,963)        (13,193)
Cash flows (used) provided by financing activities                       (19)             48          18,839           3,725
                                                               --------------  --------------  --------------  --------------
   Net increase (decrease) in cash and cash
equivalents                                                          ($3,797)        ($2,120)  $       7,395   $         588


Page 13                                                             EXHIBIT 99.2

                                           SUMMARY PER MCFE DATA
                                               (unaudited)

                                                 Three Months Ended June 30,     Six Months Ended June 30,
                                                 ----------------------------  ----------------------------
                                                     2001           2002           2001           2002
                                                 -------------  -------------  -------------  -------------
Revenues:
   Natural gas and oil sales                     $        3.95  $        3.57  $        3.68  $        3.21
   Other revenue                                          0.01           0.01           0.04           0.01
                                                 -------------  -------------  -------------  -------------
                                                 $        3.96  $        3.58  $        3.72  $        3.22
Costs and expenses:
   Lease operating                                        0.30           0.32           0.32           0.35
   Production taxes                                       0.23           0.20           0.23           0.18
   General and administrative (a)                         0.36           0.46           0.38           0.44
   Depletion of natural gas and oil properties            1.20           1.38           1.20           1.38
   Depreciation and amortization                          0.03           0.04           0.05           0.04
                                                 -------------  -------------  -------------  -------------
                                                 $        2.12  $        2.40  $        2.18  $        2.39
                                                 -------------  -------------  -------------  -------------
   Operating income                              $        1.84  $        1.18  $        1.54  $        0.83

(a) Excludes non-cash charge for stock compensation expense of $0.24 per Mcfe for the three months ended June 30, 2002, and $0.12 per Mcfe for the six months ended June 30, 2002.


                                  BRIGHAM EXPLORATION COMPANY
               SUMMARY OF COMMODITY PRICE HEDGES OUTSTANDING AS OF AUGUST 6, 2002
                                          (unaudited)


                                     Q3 2002   Q4 2002   Q1 2003   Q2 2003   Q3 2003   Q4 2003
                                     --------  --------  --------  --------  --------  --------
Natural Gas Swaps:  MMBtu/d            10,000     8,500     7,500     6,000     5,000     3,500
                    $/MMBtu          $  3.165  $  3.246  $  3.532  $  3.281  $  3.503  $  3.731

Crude Oil Swaps:    Bbls/d                500       575       550       450       500       450
                    $/Bbl            $  25.06  $  25.00  $  24.39  $  23.86  $  23.52  $  23.21

Crude Oil Collars:  Cap - Bbls/d          500       500       250       250      -  -      -  -
                    Cap - $/Bbl      $  22.46  $  22.46  $  22.56  $  22.56      -  -      -  -

                    Floor - Bbls/d        500       500       250       250      -  -      -  -
                    Floor - $/Bbl    $  18.00  $  18.00  $  18.00  $  18.00      -  -      -  -

Note: Hedged volumes and prices reflected in this table represent average contract amounts for the quarterly periods presented; natural gas hedge prices and crude oil hedge contract prices are based on NYMEX pricing.